SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549






                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of Earliest Event Reported):                July 29, 1997



                       TAKE-TWO INTERACTIVE SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                    0-29230                  11-3299195
(State or other jurisdiction        (Commission             (I.R.S. Employer
    of incorporation)               File Number)           Identification No.)


     575 Broadway, New York, New York                            10012
(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code: (212)941-2988



                                 Not Applicable
           Former name or former address, if changed since last report



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Item 2. Acquisition and Disposition of Assets

A. Acquisition of GameTek (UK) Limited, Alternative Reality
   Technologies, Inc. and Certain Assets of GameTek (FL), Inc.

     On July 29, 1997, the Company acquired all of the outstanding capital stock of GameTek (UK) Limited ("GameTek") and Alternative Reality Technologies, Inc. from GameTek (FL), Inc. ("GameTek (FL)"). GameTek is in the business of distributing computer software games in Europe and other international markets and ART is a developer of computer software games. In addition, the Company acquired certain software games from GameTek (FL), including Dark Colony, The Quivering and The Reap. The acquisitions were effectuated pursuant to an Asset and Stock Purchase Agreement dated July 29, 1997 by and among the Company, GameTek, ART and GameTek (FL).

     The consideration for the acquisition consisted of (i) the payment of $50,000 in cash, (ii) the issuance of 406,553 restricted shares of Common Stock of the Company, (iii) the issuance of an unsecured promissory note of the Company in the principal amount of $500,000 to GameTek (FL)'s secured creditor, which provides for the payment of principal in two equal annual installments of $250,000 on July 29, 1998 and July 29, 1999 and bears interest at a rate of 8% per annum, payable quarterly, (iv) the issuance of a promissory note in the principal amount of $200,000 payable to GameTek (FL) together with accrued interest on September 15, 1997 and (v) a tax refund of approximately 250,000 pounds sterling owed to GameTek in respect of fiscal 1994 and fiscal 1995. The Company was directed to pay a portion of the consideration directly to Ocean Bank, GameTek, Inc.'s secured creditor.

     Subject to certain limitations and exclusions, the Company agreed to include the Common Stock issued in connection with the acquisition in a Registration Statement on Form S-3 to be filed under the Securities Act of 1993, as amended, in April 1998, and granted certain "piggyback" registration rights with respect to such Common Stock.

     Simultaneously with the consummation of the acquisition, GameTek entered into an employment agreement with Mr. Kelly Sumner, an executive officer of GameTek, pursuant to which Mr. Sumner agreed to continue his employment with GameTek as President/Managing Director for a three-year term. The agreement provides that Mr. Sumner is entitled to an annual salary of 100,000 pounds sterling, plus an annual bonus equal to 7.5% of the net pre-tax profits of GameTek. Mr. Sumner also agreed not to engage in any business which is a competitor of GameTek in either England or Wales during the term of the employment agreement and for a period of six months after termination of his employment with GameTek (or an affiliate or subsidiary of GameTek).


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     The Company also entered into two distribution agreements with GameTek,
Inc., the parent of GameTek (FL), pursuant to which GameTek, Inc. granted to the Company the right to distribute computer software and related imagery for use on the Nintendo Gameboy portable console (the "Gameboy Distribution Agreement") and the Wheel of Fortune and Jeopardy! games for use on the N64 console game system (the "Jeopardy Distribution Agreement").

     Pursuant to the terms of the Gameboy Distribution Agreement, the Company was granted the exclusive right to sell and distribute Wheel of Fortune -- German Edition, Pinball Deluxe, Race Days and Humans in certain European Economic Community countries for a period commencing on July 29, 1997 and ending on the third anniversary of the release of the first computer software game, but in no event later than July 28, 2001. In consideration for such rights, the Company has agreed to pay to GameTek, Inc. (i) the aggregate cost to GameTek, Inc. of manufacturing, shipping and insuring the games, (ii) $.15 per game unit and (iii) the aggregate of all royalties payable by GameTek, Inc. to third parties in respect of each such game. Upon expiration of the Gameboy Distribution Agreement, provided such termination was not as a result of a breach or default by the Company, the Company is permitted to continue to sell existing inventories for a six-month period, subject to the terms and conditions of such agreement.

     Pursuant to the terms of the Jeopardy Distribution Agreement, the Company was granted the exclusive worldwide right to sell and distribute Wheel of Fortune and Jeopardy! for use on the Nintendo N64 game system for a period commencing on July 29, 1997 and ending on the August 31, 1998; provided that in the event GameTek, Inc. is able to obtain an extension of its license for Wheel of Fortune and Jeopardy!, then the term shall extend through the last day of any such extension. In consideration for such rights, the Company agreed to pay to GameTek, Inc. (i) the total cost charged to GameTek, Inc. by Nintendo for the manufacture of each game (plus, to the extent not included in the foregoing, the cost of insurance and transportation charges, import duties, custom fees and similar charges incurred in shipping the games), (ii) a per game unit royalty payment (the "GameTek Share") and (iii) the aggregate of all royalties payable by GameTek, Inc. to third parties in respect of each such game. The Company also agreed to pay to GameTek, Inc. a minimum aggregate GameTek Share with respect to the first two game titles released, subject to certain reductions and set-offs, $450,000 of which was paid upon the execution of the agreement. Such amounts may be recouped in the event GameTek, Inc. is unable to obtain an extension of its license for Wheel of Fortune and Jeopardy! or the Company's incurring more than $150,000 in advertising, marketing, promotion and sales support for the software. In addition, in the event the Company elects to terminate the Jeopardy Distribution Agreement as a result of GameTek, Inc.'s breach with respect to a specific game or games, GameTek, Inc. is


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required to repay to the Company any unrecouped portion of the minimum aggregate
GameTek Share allocable to such game. The Company may also require GameTek, Inc. to purchase from the Company any remaining inventory with respect to such game. Upon expiration of the Jeopardy Distribution Agreement, provided such termination was not as a result of a breach or default by the Company, the Company is permitted to sell existing inventories for a six-month period, subject to the terms and conditions of such agreement.

B. Acquisition of Inventory Management Systems, Inc. and
   Creative Alliance Group, Inc.

     On July 31, 1997, the Company acquired all of the outstanding capital stock of Inventory Management Systems, Inc. ("IMSI") and Creative Alliance Group, Inc. ("CAG"). Pursuant to Agreements and Plans of Merger (the "Merger Agreements"), by and among the Company, Take-Two Acquisition Corp., a wholly-owned subsidiary of the Company (the "Subsidiary"), IMSI, CAG, David Clark, Karen Clark, Terry Phillips, Cathy Phillips and Russell Howard (the "Stockholders"), each of IMSI an CAG were merged with and into the Subsidiary and all of the outstanding shares of common stock of each of IMSI and CAG were converted into an aggregate of 900,000 shares (the "Shares") of restricted Common Stock of the Company (the "Merger"). IMSI and CAG are engaged in the wholesale distribution of interactive software games. The Company intends to account for the acquisition of IMSI and CAG as a pooling transaction.

     Simultaneously with the consummation of the Merger, the Subsidiary entered into a three-year employment agreement with Mr. Clark and entered into a three-year consulting agreement with Mr. Phillips. Pursuant to such agreements, each of Messrs. Clark and Phillips are entitled to receive 6% of earnings before interest and taxes generated by the Subsidiary up to $500,000 and 9% of earnings before interest and income taxes in excess of $500,000. Mr. Clark is also entitled to receive a base salary of $120,000 per annum pursuant to his employment agreement. The Company also entered into a Registration Rights Agreement with the Stockholders pursuant to which the Company agreed to grant certain "piggyback" registration rights with respect to up to 250,000 of the Shares.

     The source of the consideration paid in each of the foregoing transactions was authorized but unissued shares of Common Stock of the Company and cash on hand. The amount of consideration paid by the Company in connection with the transactions was determined by arms'-length negotiations.

     The descriptions of the agreements described herein are qualified in their entirety by reference to such agreements which are attached as exhibits to this Report and which are incorporated herein by reference.


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Item 7. Financial Statements, Pro Forma Financial Information
        and Exhibits.

     (a) Financial Statements of the Business Acquired.

     Audited financial statements relating to the acquisitions will be filed by amendment within 60 days of the date this Report was required to be filed.

     (b) Pro Forma Financial Information and Exhibits.

     Pro Forma financial information relating to the acquisitions will be filed by amendment within 60 days of the date this report was required to be filed.

     (c) Exhibits

         Exhibit 1 - Asset and Stock Purchase Agreement dated July 29, 1997 by and among the Company, GameTek, ART and GameTek (FL).

         Exhibit 2 - Promissory Note dated July 29, 1997 in the principal amount of $500,000.

         Exhibit 3 - Promissory Noted dated July 29, 1997 in the principal amount of $200,000.

         Exhibit 4 -  Employment  Agreement  between  GameTek and Kelly
         Sumner.

         Exhibit 5 - Gameboy Distribution Agreement.

         Exhibit 6 - Jeopardy Distribution Agreement*.

         Exhibit 7 - Agreement and Plan of Merger dated July 10, 1997 by and among the Company, the Subsidiary, IMSI, David Clark, Karen Clark, Terry Phillips and Cathy
         Phillips.

         Exhibit 8 - Agreement and Plan of Merger dated July 31, 1997 by and among the Company, the Subsidiary, CAG, David Clark, Terry Phillips and Russell Howard.

         Exhibit 9 -  Employment Agreement between the
         Subsidiary and David Clark.

         Exhibit 10 - Consulting Agreement between the
         Subsidiary and Terry Phillips.

         Exhibit 11 - Registration Rights Agreement by and among the Company, David Clark, Karen Clark, Terry Phillips, Cathy Phillips and Russell Howard.


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         Exhibit 12 -- Registration  Rights  Agreement by and among the
         Company and GameTek, Inc.

* Pursuant to Rule 24b-2 promulgated under the Securities and Exchange Act of 1934, as amended, confidential treatment has been requested for certain portions of this agreement. Such confidential information has been (i) omitted from this agreement, (ii) marked with asterisks (**) and (iii) filed separately with the Securities and Exchange Commission.


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


                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: August 13, 1997

                                        TAKE-TWO INTERACTIVE SOFTWARE, INC.



                                        By /s/ Ryan A. Brant
                                           -----------------
                                          Name:  Ryan A. Brant
                                          Title: Chairman



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